UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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RPT Realty
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On April 1, 2020, RPT Realty made the following information available to its shareholders in connection with its 2020 annual meeting of shareholders:

RPT REALTY
19 W 44TH STREET, SUITE 1002
NEW YORK, NEW YORK 10036

RPT REALTY ANNOUNCES CHANGE TO A VIRTUAL ONLY FORMAT FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 28, 2020

NEW YORK - RPT Realty (NYSE:RPT) (the “Company”) announced today that the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of RPT Realty has been changed to a virtual meeting format only due to the public health impact of the COVID pandemic. As previously announced, the Annual Meeting will be held on Tuesday, April 28, 2020 at 9:00 a.m., Eastern Time, but shareholders will now only be able to access the Annual Meeting remotely. To access the Annual Meeting, visit www.virtualshareholdermeeting.com/rpt2020 and enter the control number included on your notice or proxy card (if you received a printed copy of the proxy materials). Shareholders will be able to vote electronically and submit questions during the virtual Annual Meeting. As described in the proxy materials for the Annual Meeting, you are entitled to vote in the Annual Meeting if you were a shareholder as of the close of business on March 4, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker or nominee.

The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. The Company encourages eligible shareholders to vote on the proposals prior to the Annual Meeting using the instructions provided in the proxy materials previously distributed.

About RPT Realty
RPT Realty owns and operates a national portfolio of open-air shopping destinations principally located in top U.S. markets. The Company's shopping centers offer diverse, locally-curated consumer experiences that reflect the lifestyles of their surrounding communities and meet the modern expectations of the Company's retail partners. The Company is a fully integrated and self-administered REIT publicly traded on the New York Stock Exchange (the “NYSE”). The common shares of the Company, par value $0.01 per share (the “common shares”) are listed and traded on the NYSE under the ticker symbol “RPT”. As of December 31, 2019, our property portfolio consisted of 49 shopping centers (including five shopping centers owned through a joint venture) representing 11.9 million square feet of gross leasable area. As of December 31, 2019, the Company's pro-rata share of the aggregate portfolio was 94.7% leased. For additional information about the Company please visit rptrealty.com.

Contact Information

Vin Chao
Senior Vice President of Finance
vchao@rptrealty.com
(212) 221-1752